Exhibit 99.1

k

first Quarter 2021 Earnings Results

Sixth Street Specialty Lending, Inc. Reports First Quarter Adjusted Net Investment Income Per Share of $0.53 and NAV Per Share of $16.47; Declares a Second Quarter Base Dividend Per Share of $0.41 and a First Quarter Supplemental Dividend Per Share of $0.06

NEW YORK—May 4, 2021— Sixth Street Specialty Lending, Inc. (NYSE: TSLX, or the “Company”) today reported adjusted net investment income of $0.53 per share and adjusted net income of $0.88 per share for the first quarter ended March 31, 2021. These results correspond to an annualized return on equity (ROE) on adjusted net investment income and adjusted net income of 13.3% and 22.1%, respectively.

Both adjusted net investment income per share and adjusted net income per share exclude approximately $0.07 per share of capital gains incentive fee expenses that were accrued, but not paid or payable, related to cumulative unrealized capital gains in excess of cumulative net realized capital gains less any cumulative unrealized losses and capital gains incentive fees paid inception-to-date. Including the impact of the accrued capital gains incentive fee expenses, the Company’s net investment income and net income for the quarter ended March 31, 2021 were $32.3 million, or $0.46 per share, and $56.7 million, or $0.81 per share, respectively. The Company’s strong net investment income in the first quarter continued to be a function of robust net interest margin attributable to its floating rate liability structure in a low-rate environment, in conjunction with the LIBOR floors on its debt investments. Net investment income was also supported by higher interest and dividend income from an increase in the average size of the portfolio, as well as fee income from portfolio prepayment activity.

Reported net asset value (NAV) per share was $16.47 at March 31, 2021 as compared to $17.16 or a pro forma NAV per share of $15.86 at December 31, 2020 (which accounts for the impact of the $1.25 per share special dividend and $0.05 per share fourth quarter 2020 supplemental dividend). The drivers of this quarter’s NAV per share growth were the accretion from the Company’s follow-on equity raise, the continued overearning of the Company’s base quarterly dividend, net realized and unrealized gains related to portfolio-company specific events, and net unrealized gains from the impact of credit spread tightening on the valuation of the Company’s investments.

The Company announced that its Board of Directors has declared a second quarter 2021 base dividend of $0.41 per share to shareholders of record as of June 15, 2021, payable on July 15, 2021, and a first quarter supplemental dividend of $0.06 per share to shareholders of record as of May 28, 2021, payable on June 30, 2021. Adjusted for the impact of the supplemental dividend related to this quarter’s earnings, the Company’s Q1 pro forma NAV per share was $16.41.

In February 2021, the Company issued a total of 4,000,000 shares of common stock at $21.30 per share. Net of underwriting fees and offering costs, the Company received total cash proceeds of $84.9 million. Subsequent to the offering, the Company issued an additional 49,689 shares in March 2021 pursuant to the overallotment option granted to underwriters and received, net of underwriting fees, total cash proceeds of $1.0 million.

Net Investment Income Per Share
Q1 2021 (adjusted):	$0.53
Q1 2021:	$0.46

Net Income Per Share
Q1 2021 (adjusted):	$0.88
Q1 2021:	$0.81

Annualized ROE
Q1 2021 (Adj NII):	13.3%
Q1 2021 (Adj NI):	22.1%
Q1 2021 (NII):	11.7%
Q1 2021 (NI):	20.5%

NAV
Q1 2021 ($MM):	$1,185.3
Q1 2021 (per share)	$16.47
Q1 2021 (per share, PF):	$16.41

Dividends Declared (per share)
Q1 2021 (Base):	$0.41
LTM Q1’21 (Base):	$1.64
LTM Q1’21 (Supp/Special):	$1.40
LTM Q1’21 (Total):	$3.04

Portfolio and Investment Activity

For the quarter ended March 31, 2021, new investment commitments totaled $145.4 million. This compares to $526.0 million for the quarter ended December 31, 2020.

For the quarter ended March 31, 2021, the principal amount of new investments funded was $130.4 million in two new portfolio companies and six existing portfolio companies. For this period, the Company had $85.1 million aggregate principal amount in exits and repayments. For the quarter ended December 31, 2020, the principal amount of new investments funded was $449.8 million in ten new portfolio companies and ten existing portfolio companies. For that period, the Company had $265.7 million aggregate principal amount in exits and repayments.

As of March 31, 2021 and December 31, 2020, the Company had investments in 68 and 70 portfolio companies, respectively, with an aggregate fair value of $2,382.7 million and $2,298.9 million, respectively. As of March 31, 2021, the average investment size in each portfolio company was $35.0 million based on fair value.

As of March 31, 2021, the Company’s portfolio based on fair value consisted of 94.9% first-lien debt investments, 0.2% second-lien debt investments, 0.6% mezzanine investments, and 4.3% equity and other investments. As of December 31, 2020, the Company’s portfolio based on fair value consisted of 95.6% first-lien debt investments, 0.2% second-lien debt investments, 0.5% mezzanine investments, and 3.7% equity and other investments.

As of March 31, 2021 and December 31, 2020 approximately 95.1% and 95.8% of the portfolio was invested in secured debt, respectively.

As of March 31, 2021, 99.0% of debt investments based on fair value in the portfolio bore interest at floating rates (when including investment specific hedges), with 99.2% of these subject to LIBOR floors. The Company’s credit facilities also bear interest at floating rates. In connection with the Company’s Convertible Notes and other Notes, which bear interest at fixed rates, the Company has entered into fixed-to-floating interest rate swaps in order to align the nature of the interest rates of its liabilities with its investment portfolio.

As of March 31, 2021 and December 31, 2020, the weighted average total yield of debt and income-producing securities at fair value (which includes interest income and amortization of fees and discounts) was 9.8% and 10.0%, respectively, and the weighted average total yield of debt and income-producing securities at amortized cost (which includes interest income and amortization of fees and discounts) was 10.1% and 10.2% for the quarter ended March 31, 2021 and December 31, 2020, respectively.

As of March 31, 2021, 0.02% of the portfolio at fair value was on non-accrual status, as compared to 0.9% at December 31, 2020. No new portfolio companies were added to non-accrual during the quarter.

1.	Calculation includes income earning debt investments only.

Origination Activity
Commitments:	$145.4MM
Fundings:	$130.4MM
Net Fundings:	$45.3MM

Average Investment Size
$35.0MM (1.5% of the portfolio at fair value)

First Lien Debt Investments (% FV)
94.9%

Secured Debt Investments (% FV)
95.1%

Floating Rate Debt Investments[1] (% FV)
99.0%

Weighted Average Yield of Debt and Incoming-Producing Securities
Yield at Fair Value:	9.8%
Yield at Amortized Cost:	10.1%

Results of Operations for the Three Months Ended march 31, 2021

Total Investment Income

For the three months ended March 31, 2021 and 2020, investment income remained relatively flat at $66.2 million and $66.3 million, respectively.

Net Expenses

Net expenses totaled $33.4 million and $31.6 million for the three months ended March 31, 2021 and 2020, respectively. The increase in expenses was primarily driven by accrued capital gains incentive fees related to cumulative unrealized capital gains in excess of cumulative net realized capital gains less cumulative unrealized losses and capital gains incentive fees paid inception-to-date. This was partially offset by lower interest expense resulting from a decrease in the average interest rate on debt outstanding.

Debt and Capital Resources

As of March 31, 2021, the Company had $20.0 million in cash and cash equivalents (including $16.3 million of restricted cash), total principal value of debt outstanding of $1,095.7 million, and $1,329.6 million of undrawn capacity on its revolving credit facility, subject to borrowing base and other limitations. The Company’s weighted average interest rate on debt outstanding was 2.3% for both the three-month periods ended March 31, 2021 and December 31, 2020. At March 31, 2021, the Company’s debt to equity ratio was 0.92x, compared to 0.95x at December 31, 2020. Average debt to equity was 0.93x for the three-month period ended March 31, 2021, compared to 0.87x for the three-month period ended December 31, 2020.

1.	Pro-forma for the payment of the special dividend with record date in Q1 2021, quarter end leverage is 1.00x
2.

Daily average debt outstanding during the quarter divided by the daily average net assets during the quarter. Daily average net assets is calculated by starting with the prior quarter end net asset value and adjusting for capital activity during the quarter (adding common stock offerings / DRIP contributions).

Total Investment Income
$66.2MM

Net Expenses
$33.4MM

Total Principal Debt Outstanding
$1,095.7MM

Debt-to-Equity Ratio
Q1 2021 Quarter End[1]:	0.92x
Q1 2021 Average[2]:	0.93x

LIQUIDITY AND FUNDING PROFILE

Liquidity

The following tables summarize the Company’s liquidity at March 31, 2021 and changes to unfunded commitments since December 31, 2020.

Revolving Credit Facility		Unfunded Commitment Activity
Revolver Capacity	$1,485	Unfunded Commitments (See Note 8 in 12/31/20 10-K)	$193
Drawn on Revolver	($155)	Extinguished Unfunded Commitments	($21)
Unrestricted Cash Balance	$4	New Unfunded Commitments	$16
Total Liquidity (Pre-Unfunded Commitments)	$1,334	Net Drawdown of Unfunded Commitments	($26)
Available Unfunded Commitments[1]	($93)	Total Unfunded Commitments	$162
Total Liquidity (Burdened for Unfunded Commitments)	$1,241	Unavailable Unfunded Commitments[1]	($69)
		Available Unfunded Commitments[1]	$93
1.

Commitments may be subject to limitations on borrowings set forth in the agreements between the Company and the applicable portfolio company. As a result, portfolio companies may not be eligible to borrow the full commitment amount on such date.

Note: May not sum due to rounding.

Funding Profile

At March 31, 2021, the Company’s funding mix was comprised of 86% unsecured and 14% secured debt. As illustrated below, the Company’s nearest debt maturity is in August 2022 at $143 million, and the weighted average remaining life of investments funded with debt was ~2.4 years, compared to a weighted average remaining maturity on debt of ~4.3 years.

*Includes $95 million of non-extending commitments with a maturity of January 31, 2025 and a revolving period ending January 31, 2024. Note that in April 2021, $70 million of these commitments were extended to a maturity date of February 4, 2026 and a revolving period ending February 4, 2025.

1.

Net of Deferred Financing Costs and Interest Rate Fair Value Hedging. Deferred Financing Costs total $21.4M at 3/31/20, $19.7M at 6/30/20, $18.4M at 9/30/20, $17.2M at 12/31/20 and $23.7M at 3/31/21. Fair value hedge on interest rate swaps related to the 2024 and 2026 notes total $17.0M at 3/31/20, $19.3M at 6/30/20, $18.1M at 9/30/20, $16.8M at 12/31/20 and $2.2M at 3/31/21.

2.

Weighted by amortized cost of debt investments. Investments are financed by debt and permanent equity capital.  This analysis assumes longer-dated investments are currently funded by permanent equity capital (51% of investments) and the remaining (shorter-dated) investments (49% of investments) are currently funded by debt financing. Investments for purposes of this analysis exclude unfunded commitments, and permanent equity capital is defined as 3/31/21 net assets.

3.	Weighted by gross commitment amount.

Note: Numbers may not sum due to rounding.

Conference Call and Webcast

Conference Call Information:

A conference call to discuss the Company’s financial results will be held live at 8:30 a.m. Eastern Time on May 5, 2021. Please visit TSLX’s webcast link located on the Events & Presentations page of the Investor Resources section of TSLX’s website http://www.sixthstreetspecialtylending.com for a slide presentation that complements the Earnings Conference Call. Please visit the website to test your connection before the webcast.

Participants are also invited to access the conference call by dialing one of the following numbers:

Domestic: (877) 359-9508

International: +1 (253) 237-1122

Conference ID: 9277414

All callers will need to enter the Conference ID followed by the # sign and reference “Sixth Street Specialty Lending” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected.

Replay Information:

An archived replay will be available from approximately 12:00 p.m. Eastern Time on May 5 through May 12 via a webcast link located on the Investor Resources section of TSLX’s website, and via the dial-in numbers listed below:

Domestic: (855) 859-2056

International: +1 (404) 537-3406

Conference ID: 9277414

Financial Highlights

(Amounts in millions, except per share amounts)

		Three Months Ended
		(unaudited)
	March 31, 2021	December 31, 2020	March 31, 2020

Investments at Fair Value	$2,382.7	$2,298.9	$2,045.6
Total Assets	$2,417.9	$2,338.6	$2,081.7
Net Asset Value Per Share	$16.47	$17.16	$15.57
Supplemental Dividend Per Share	$0.06	$0.05	$0.00
Special Dividend Per Share	$0.00	$1.25	$0.50
Pro Forma Net Asset Value Per Share (1)	$16.41	$15.86	$15.07

Investment Income	$66.2	$62.2	$66.3
Net Investment Income	$32.3	$32.8	$33.7
Net Income (Loss)	$56.7	$53.5	$(53.1)

Adjusted Net Investment Income Per Share(2)	$0.53	$0.50	$0.51
Adjusted Net Income (Loss) Per Share(2)	$0.88	$0.81	$(0.80)
Accrued Capital Gains Incentive Fee Expense	$0.07	$0.02	$0.00
Net Investment Income Per Share	$0.46	$0.48	$0.51
Net Income (Loss) Per Share	$0.81	$0.79	$(0.80)

Annualized Return on Equity (Adjusted Net Investment Income) (2) (3)	13.3%	12.0%	12.0%
Annualized Return on Equity (Adjusted Net Income (Loss)) (2) (3)	22.1%	19.2%	(18.9)%
Annualized Return on Equity (Net Investment Income)(3)	11.7%	11.5%	12.0%
Annualized Return on Equity (Net Income (Loss))(3)	20.5%	18.7%	(18.9)%

Weighted Average Yield of Debt and Income Producing Securities at Fair Value	9.8%	10.0%	10.2%
Weighted Average Yield of Debt and Income Producing Securities at Amortized Cost	10.1%	10.2%	9.9%
Percentage of Debt Investment Commitments at Floating Rates (4)	99.0%	99.1%	99.4%

1.	Pro forma net asset value per share gives effect to the supplemental dividend declared related to earnings or special dividend in the applicable period.
2.

Adjusted to exclude the capital gains incentive fee that was accrued, but not paid, related to cumulative unrealized capital gains in excess of cumulative net realized capital gains less any cumulative unrealized losses and capital gains incentive fees paid inception to date.

3.	Return on equity is calculated using prior period’s ending net asset value per share.
4.	Includes one or more fixed rate investments for which the Company entered into an interest rate swap agreement to swap to floating rate. Calculation includes income earning debt investments only.

Financial Statements and Tables

Sixth Street Specialty Lending, Inc.
Consolidated Balance Sheets

(Amounts in thousands, except share and per share amounts)

(Unaudited)

	March 31,	December 31,
	2021	2020
Assets
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost of $2,258,598 and $2,187,427, respectively)	$2,329,835	$2,249,302
Non-controlled, affiliated investments (amortized cost of $12,835 and $12,892, respectively)	14,917	12,892
Controlled, affiliated investments (amortized cost of $60,027 and $58,709, respectively)	37,994	36,676
Total investments at fair value (amortized cost of $2,331,460 and $2,259,028, respectively)	2,382,746	2,298,870
Cash and cash equivalents (restricted cash of $16,315 and $10,815, respectively)	19,992	13,274
Interest receivable	10,878	8,583
Prepaid expenses and other assets	4,294	17,866
Total Assets	$2,417,910	$2,338,593
Liabilities
Debt (net of deferred financing costs of $23,730 and $17,246, respectively)	$1,070,633	$1,110,363
Management fees payable to affiliate	8,782	8,435
Incentive fees payable to affiliate	13,747	8,673
Dividends payable	119,409	27,728
Other payables to affiliate	2,971	2,632
Other liabilities	17,036	19,447
Total Liabilities	1,232,578	1,177,278
Commitments and contingencies
Net Assets
Preferred stock, $0.01 par value; 100,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized, 72,266,042 and 67,980,253 shares issued, respectively; and 71,969,998 and 67,684,209 shares outstanding, respectively	723	680
Additional paid-in capital	1,115,370	1,025,676
Treasury stock at cost; 296,044 and 296,044 shares held, respectively	(4,291)	(4,291)
Distributable earnings	73,530	139,250
Total Net Assets	1,185,332	1,161,315
Total Liabilities and Net Assets	$2,417,910	$2,338,593
Net Asset Value Per Share	$16.47	$17.16

Sixth Street Specialty Lending, Inc.

Consolidated Statements of Operations

(Amounts in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended
	March 31, 2021	March 31, 2020
Income
Investment income from non-controlled, non-affiliated investments:
Interest from investments	$61,765	$60,766
Dividend income	507	432
Other income	2,277	2,787
Total investment income from non-controlled, non-affiliated investments	64,549	63,985
Investment income from non-controlled, affiliated investments:
Interest from investments	211	1,236
Dividend income	545	—
Other income	—	19
Total investment income from non-controlled, affiliated investments	756	1,255
Investment income from controlled, affiliated investments:
Interest from investments	936	1,027
Other income	1	3
Total investment income from controlled, affiliated investments	937	1,030
Total Investment Income	66,242	66,270
Expenses
Interest	8,953	12,910
Management fees	8,738	8,165
Incentive fees	12,326	7,140
Professional fees	1,395	1,645
Directors’ fees	194	228
Other general and administrative	1,866	1,510
Total expenses	33,472	31,598
Management and incentive fees waived	—	—
Net Expenses	33,472	31,598
Net Investment Income Before Income Taxes	32,770	34,672
Income taxes, including excise taxes	460	1,010
Net Investment Income	32,310	33,662
Unrealized and Realized Gains (Losses)
Net change in unrealized gains (losses):
Non-controlled, non-affiliated investments	9,363	(92,759)
Non-controlled, affiliated investments	2,082	(1,394)
Controlled, affiliated investments	(1)	(13,507)
Translation of other assets and liabilities in foreign currencies	133	13,799
Interest rate swaps	(1,822)	9,181
Total net change in unrealized gains (losses)	9,755	(84,680)
Realized gains (losses):
Non-controlled, non-affiliated investments	14,619	75
Non-controlled, affiliated investments	(33)	—
Controlled, affiliated investments	—	(2,097)
Foreign currency transactions	1	(59)
Total net realized gains (losses)	14,587	(2,081)
Total Net Unrealized and Realized Gains (Losses)	24,342	(86,761)
Increase (Decrease) in Net Assets Resulting from Operations	$56,652	$(53,099)
Earnings (Loss) per common share—basic	$0.81	$(0.80)
Weighted average shares of common stock outstanding—basic	69,691,162	66,656,280
Earnings (Loss) per common share—diluted	$0.75	$(0.80)
Weighted average shares of common stock outstanding—diluted	77,356,492	66,656,280

The Company’s investment activity for quarter ended March 31, 2021 and 2020 is presented below (information presented herein is at par value unless otherwise indicated).

	Three Months Ended
($ in millions)	March 31, 2021	March 31, 2020
New investment commitments:
Gross originations	$381.6	$247.9
Less: Syndications/sell downs	236.2	113.9
Total new investment commitments	$145.4	$134.0
Principal amount of investments funded:
First-lien	$129.2	$79.8
Second-lien	—	0.2
Mezzanine	—	0.3
Equity and other	1.2	—
Total	$130.4	$80.3
Principal amount of investments sold or repaid:
First-lien	$81.1	$211.9
Second-lien	—	—
Mezzanine	—	—
Equity and other	4.0	—
Total	$85.1	$211.9
Number of new investment commitments in new portfolio companies	2	3
Average new investment commitment amount in new portfolio companies	$36.3	$41.4
Weighted average term for new investment commitments in new portfolio companies (in years)	5.0	5.0
Percentage of new debt investment commitments at floating rates	100.0%	100.0%
Percentage of new debt investment commitments at fixed rates	—	—
Weighted average interest rate of new investment commitments	9.8%	10.9%
Weighted average spread over LIBOR of new floating rate investment commitments	9.6%	9.3%
Weighted average interest rate on investments fully sold or paid down	11.0%	9.3%

About Sixth Street Specialty Lending

Sixth Street Specialty Lending is a specialty finance company focused on lending to middle-market companies. The Company seeks to generate current income primarily in U.S.-domiciled middle-market companies through direct originations of senior secured loans and, to a lesser extent, originations of mezzanine loans and investments in corporate bonds and equity securities. The Company has elected to be regulated as a business development company, or a BDC, under the Investment Company Act of 1940 and the rules and regulations promulgated thereunder. The Company is externally managed by Sixth Street Specialty Lending Advisers, LLC, an affiliate of Sixth Street and a Securities and Exchange Commission (“SEC”) registered investment adviser. The Company leverages the deep investment, sector, and operating resources of Sixth Street, a global investment firm with over $50 billion of assets under management. For more information, visit the Company’s website at www.sixthstreetspecialtylending.com.

About Sixth Street

Sixth Street is a global investment firm with over $50 billion in assets under management and committed capital. We operate nine diversified, collaborative investment platforms: TAO, Growth, Specialty Lending, Fundamental Strategies, Infrastructure, Opportunities, Insurance, Agriculture, and Credit Market Strategies. Our long-term oriented, highly flexible capital base and "One Team" cultural philosophy allow us to invest thematically across sectors, geographies, and asset classes. Founded in 2009, Sixth Street has more than 320 team members including over 145 investment professionals in nine locations around the world. For more information about Sixth Street, visit www.sixthstreet.com.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or the Company’s future performance or financial condition, including expectations with respect to the Company’s portfolio companies. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update any such forward-looking statements.

Investors:

Lucy Lu, 212–601-4753
Sixth Street Specialty Lending
IRTSLX@sixthstreet.com

Media:

Patrick Clifford, 617-793-2004
Sixth Street
PClifford@sixthstreet.com